SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2004

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York	10022-4624

42, rue Saint-Dominique Paris, France	75007

Parkstraat 83, The Hague, The Netherlands	2514 JG
(Address of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 18, 2004, Schlumberger Limited issued a press release announcing that its wholly-owned subsidiary, Schlumberger B.V., has placed 34,821,739 ordinary shares in its smart card unit Axalto Holding N.V. The sale price is Euros 14.80 per share. From today, Axalto’s ordinary shares are traded on the Paris Euronext Stock Exchange under the ticker AXAL-PA. The sale of Axalto’s ordinary shares by Schlumberger B.V. is expected to close on or before May 20, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated May 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

Date: May 18, 2004	By:	/s/ Frank A. Sorgie
Frank A. Sorgie
Chief Accounting Officer